WesBanco Announces Fourth Quarter 2021 Financial Results

Wheeling, WV, January 25, 2022 – WesBanco, Inc. (“WesBanco”) (Nasdaq: WSBC), a diversified, multi-state bank holding company, today announced net income and related earnings per share for the three and twelve months ended December 31, 2021. Net income available to common shareholders for the fourth quarter of 2021 was $51.6 million, with diluted earnings per share of $0.82, compared to $50.2 million and $0.75 per diluted share, respectively, for the fourth quarter of 2020. For the twelve months ended December 31, 2021, net income was $232.1 million, or $3.53 per diluted share, compared to $119.4 million, or $1.77 per diluted share, for the 2020 period. Net income available to common shareholders, excluding after-tax restructuring and merger-related expenses, for the three months ended December 31, 2021, was $51.8 million, or $0.82 per diluted share, as compared to $50.6 million and $0.76 per diluted share, respectively, in the prior year quarter (non-GAAP measures). On the same basis, net income for the twelve months ended December 31, 2021 was $237.4 million, or $3.62 per diluted share, as compared to $127.1 million, or $1.88 per diluted share, in the prior year period (non-GAAP measures).

	For the Three Months Ended December 31,				For the Twelve Months Ended December 31,
	2021		2020		2021		2020
(unaudited, dollars in thousands, except per share amounts)	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share
Net income available to common shareholders (Non-GAAP)(1)	$51,757	$0.82	$50,593	$0.76	$237,441	$3.62	$127,083	$1.88
Less: After tax restructuring and merger-related expenses	(140)	-	(383)	(0.01)	(5,306)	(0.09)	(7,683)	(0.11)
Net income available to common shareholders (GAAP)	$51,617	$0.82	$50,210	$0.75	$232,135	$3.53	$119,400	$1.77

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

Financial and operational highlights during the quarter ended December 31, 2021:

•
Continued expense management demonstrated by a year-to-date efficiency ratio of 58.22% (non-GAAP measure)
•
Trust assets reached a record level of $5.6 billion, reflecting both market appreciation and organic growth
•
Reflecting strong organic growth, residential mortgage originations increased 9% year-over-year, and totaled a record $1.4 billion during 2021, a 7% year-over-year increase
•
Improving macro-economic forecasts and hospitality metrics approaching pre-pandemic levels favorably impacted the provision for credit losses under the Current Expected Credit Losses (“CECL”) methodology, which drove both the net benefit in the provision for credit losses and the reduction in allowance for credit losses during the quarter
•
Key credit quality metrics such as non-performing assets, past due loans, criticized and classified loans, and net loan charge-offs, as percentages of total portfolio loans, have remained at low levels and favorable to peer bank averages, those with total assets between $10 billion and $25 billion (based upon the prior four quarters)
•
Deposit growth, excluding certificates of deposit (“CDs”), was 13.5% year-over-year, driven by growth in demand deposits
•
During the quarter, we continued to return capital to our shareholders as we purchased approximately 1.6 million shares of our common stock on the open market under existing share repurchase authorizations

“WesBanco had another successful year during 2021 as we remained focused on ensuring a strong organization for our shareholders, and continued to appropriately return capital to them through both long-term, sustainable earnings growth and effective capital management,” said Todd F. Clossin, President and Chief Executive Officer of WesBanco. “Through the successful execution of our well-defined strategies we generated solid annual pre-tax, pre-provision earnings, while remaining a well-capitalized financial institution with a strong balance sheet and solid credit quality.”

Mr. Clossin added, “Most importantly, we are proud of our entire organization as it adhered to our community banking roots and diligently focused on serving the financial needs of our customers and communities through the continuing pandemic, the gradual re-opening of our economies, and the completion of our core banking software system conversion, while still managing to receive numerous national accolades. Lastly, we remain well-positioned for continued success, and are excited about our growth opportunities for the upcoming year.”

Balance Sheet

As of December 31, 2021, total portfolio loans were $9.7 billion, and, when excluding SBA Payroll Protection Program (“SBA PPP”) loans, total loans of $9.6 billion decreased 0.7% sequentially and 4.9% year-over-year. Loan growth for the fourth quarter of 2021 reflects the continuation of both SBA PPP loan forgiveness and elevated commercial real estate payoffs. While commercial real estate payoffs of $160 million during the fourth quarter declined by approximately $100 million from the third quarter, they remained above our more historical $85 million quarterly range. This higher level of payoffs negatively impacted total loan growth by approximately one percentage point (non-annualized). Further, the fourth quarter of 2021 included forgiveness of approximately 1,240 SBA PPP loans totaling $109 million (net of deferred fees). As of December 31, 2021, approximately 1,950 SBA PPP loans for $163 million remained in the loan portfolio.

As of December 31, 2021, total deposits were $13.6 billion, which increased both sequentially and year-over-year due primarily to stimulus funds previously received by our customers and increased personal savings, which more than offset a $325.9 million year-over-year reduction in CDs. Deposits, excluding CDs, increased 13.5% year-over-year, driven by a 15.3% increase in total demand deposits, which represent approximately 59% of total deposits.

Credit Quality

As of December 31, 2021, total loans past due, non-performing loans, and non-performing assets as percentages of the loan portfolio and total assets have remained relatively low and consistent throughout the last five quarters. In addition, criticized and classified loans as a percent of the loan portfolio decreased 84 basis points year-over-year to 3.75%. For the fourth quarter, we realized net loan charge-offs to average loans of four basis points, on an annualized basis. The allowance for credit losses specific to total portfolio loans at December 31, 2021 was $121.6 million, or 1.25% of total loans; or, when excluding SBA PPP loans, 1.27% of total portfolio loans. The improvements in macroeconomic forecasts and hospitality qualitative factors resulted in a negative provision for credit losses of $13.6 million for the fourth quarter of 2021, and a negative provision of $64.3 million for the year-to-date period.

Net Interest Margin and Income

The net interest margin of 2.97% for the fourth quarter of 2021 decreased 11 basis points sequentially and 34 basis points from the fourth quarter of 2020, primarily due to the lower interest rate environment, and a shift to a higher level ofsecurities as a percentage of total assets. As a result of increased cash balances from our customers’ higher personal savings, investment securities increased by $1.3 billion year-over-year and, as of December 31, 2021, represented approximately 24% of total assets. Reflecting the continued low interest rate environment, we remain focused on controlling the costs of our various funding sources. We have reduced deposit funding costs 10 basis points year-over-year to 13 basis points for the fourth quarter of 2021, or just 8 basis points when including non-interest bearing deposits. When including our continued reductions in FHLB and other borrowings, the costs of total interest-bearing liabilities decreased 25 basis points year-over-year to 20 basis points. Accretion from acquisitions benefited the fourth quarter net interest margin by 9 basis points, as compared to 16 basis points in the prior year period. Lastly, the forgiveness of SBA PPP loans benefited the fourth quarter of 2021 net interest margin by a net 9 basis points, as compared to a net 2 basis points in the prior year period.

Net interest income decreased $9.4 million, or 7.8%, during the fourth quarter of 2021, as compared to the same quarter of 2020, reflecting lower loan yields due to repricing of existing loans and lower new offered rates in the current market environment, lower accretion from purchase accounting, and lower rates on new investment securities purchased, partially offset by lower interest paid on deposits and borrowings as described above. For the twelve months ended December 31, 2021, net interest income decreased $21.5 million, or 4.5%, due to the reasons discussed for the three-month period comparison.

Non-Interest Income

For the fourth quarter of 2021, non-interest income of $30.7 million decreased $2.0 million, or 6.1%, from the fourth quarter of 2020, driven primarily by lower mortgage banking income, which decreased $2.6 million, or 47.2%, as we continued efforts to retain more residential mortgages on the balance sheet. Residential mortgage originations of $383 million continued to be strong during the quarter, while the amount retained increased from 35% last year to approximately 70%. Bank-owned life insurance increased $1.1 million, or 63.7%, year-over-year due to death benefits during the quarter and new policies purchased during the third quarter. Reflective of macroeconomic improvements, service charges on deposits were higher due to increased general consumer spending, resulting in higher eligible account fees. Lastly, other income decreased $1.9 million, or 28.6%, due to lower loan swap-related income driven by a negative fair market value adjustment as compared to last year, and the sale of the debit card sponsorship business earlier this year.

Non-interest income, for the twelve months ended December 31, 2021, increased $4.6 million, or 3.6%. The $4.7 million increase in net gain on other real estate owned and other assets was primarily due to a gain earned during the second quarter on an investment made by WesBanco’s Community Development Corporation in a start-up firm more than ten years ago that was recently acquired by a public company. Trust fees increased $3.2 million, or 12.1%, to $29.5 million reflecting a 12.3% year-over-year increase in trust assets to $5.6 billion due to both market appreciation and organic growth. In addition, net securities gains decreased $3.2 million, or 73.9%, year-over-year due to higher sales of securities during the prior year. Mortgage banking fees decreased $3.2 million, or 14.1%, compared to the prior year period, net of year-to-date fair value loss adjustments of $1.2 million, from our efforts to keep more 1-to-4 family residential mortgages on the balance sheet.

Non-Interest Expense

Excluding restructuring and merger-related expenses, non-interest expense for the three months ended December 31, 2021 were well-controlled as they increased $0.5 million, or 0.6%, to $88.1 million compared to the prior year period. Salaries and wages increased $1.3 million, or 3.3%, due to higher securities broker and residential mortgage originator commissions and lower loan contra-costs, which more than offset lower year-over-year salary expense of approximately $1.7 million and a net decrease in bonus and stock compensation expense of $0.6 million compared to the prior year period. Equipment and software expense for the fourth quarter of 2021 increased $1.5 million, or 22.6%, year-over-year due primarily to the movement of online banking costs from other operating expenses. Lastly, other operating expenses decreased $2.8 million, or 15.4%, due to the aforementioned move of online banking costs, as well as a reduction in ACH and ATM processing charges related to a change in providers, in conjunction with our core banking software system conversion.

On a similar basis, non-interest expense during the twelve months of 2021 increased just $1.3 million, or 0.4%, compared to the prior year period. The primary drivers of this slight increase were higher equipment and software costs, legal settlement costs incurred during the third quarter, and marketing expense from product advertising and brand awareness campaigns that were delayed from 2020 due to the COVID-19 pandemic. The increases were mostly offset by lower FDIC insurance from a refund received during the second quarter and improved risk factors and amortization of intangible asset expense, as well as efficiencies derived from financial center closures during the past year.

Capital

WesBanco continues to maintain what we believe are strong regulatory capital ratios, as both consolidated and bank-level regulatory capital ratios are well above the applicable “well-capitalized” standards promulgated by bank regulators and the BASEL III capital standards. At December 31, 2021, Tier I leverage was 10.02%, Tier I risk-based capital ratio was 14.05%, common equity Tier 1 capital ratio (“CET 1”) was 12.77%, and total risk-based capital was 15.91%.

During the fourth quarter of 2021, WesBanco repurchased 1,560,266 shares of its outstanding common stock on the open market at a total cost of $54.7 million, or $35.03 per share. During the twelve months of 2021, WesBanco repurchased 5,177,563 shares of its outstanding common stock on the open market. As of December 31, 2021, approximately 1.4 million shares remained for repurchase under the existing share repurchase authorization that was approved on August 26, 2021, by WesBanco’s Board of Directors.

Conference Call and Webcast

WesBanco will host a conference call to discuss the Company's financial results for the fourth quarter of 2021 at 10:00 a.m. ET on Wednesday, January 26, 2022. Interested parties can access the live webcast of the conference call through the Investor Relations section of the Company's website, www.wesbanco.com. Participants can also listen to the conference call by dialing 888-347-6607, 855-669-9657 for Canadian callers, or 412-902-4290 for international callers, and asking to be joined into the WesBanco call.

A replay of the conference call will be available by dialing 877-344-7529, 855-669-9658 for Canadian callers, or 412-317-0088 for international callers, and providing the access code of 4384990. The replay will begin at approximately 12:00 p.m. ET on January 26, and end at 12 a.m. ET on February 9. An archive of the webcast will be available for one year on the Investor Relations section of the Company’s website (www.wesbanco.com).

Forward-Looking Statements

Forward-looking statements in this report relating to WesBanco’s plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The information contained in this report should be read in conjunction with WesBanco’s Form 10-K for the year ended December 31, 2020 and documents subsequently filed by WesBanco with the Securities and Exchange Commission (“SEC”), including WesBanco’s Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, which are available at the SEC’s website, www.sec.gov or at WesBanco’s website, www.WesBanco.com. Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in WesBanco’s most recent Annual Report on Form 10-K filed with the SEC under “Risk Factors” in Part I, Item 1A. Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including, without limitation, the effects of changing regional and national economic conditions including the effects of the COVID-19 pandemic; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to WesBanco and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve Board, the Federal Deposit Insurance Corporation, the SEC, the Financial Institution Regulatory Authority, the Municipal Securities Rulemaking Board, the Securities Investors Protection Corporation, and other regulatory bodies; potential legislative and federal and state regulatory actions and reform, including, without limitation, the impact of the implementation of the Dodd-Frank Act; adverse decisions of federal and state courts; fraud, scams and schemes of third parties; cyber-security breaches; competitive conditions in the financial services industry; rapidly changing technology affecting financial services; marketability of debt instruments and corresponding impact on fair value adjustments; and/or other external developments materially impacting WesBanco’s operational and financial performance. WesBanco does not assume any duty to update forward-looking statements.

Non-GAAP Financial Measures

In addition to the results of operations presented in accordance with Generally Accepted Accounting Principles (GAAP), WesBanco's management uses, and this presentation contains or references, certain non-GAAP financial measures, such as pre-tax pre-provision income, tangible common equity/tangible assets; net income excluding after-tax restructuring and merger-related expenses; efficiency ratio; return on average assets; and return on average tangible equity. WesBanco believes these financial measures provide information useful to investors in understanding our operational performance and business and performance trends which facilitate comparisons with the performance of others in the financial services industry. Although WesBanco believes that these non-GAAP financial measures enhance investors' understanding of WesBanco's business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. The non-GAAP financial measures contained therein should be read in conjunction with the audited financial statements and analysis as presented in the Annual Report on Form 10-K as well as the unaudited financial statements and analyses as presented in the Quarterly Reports on Forms 10-Q for WesBanco and its subsidiaries, as well as other filings that the company has made with the SEC.

About WesBanco, Inc.

Founded in 1870, WesBanco, Inc. (www.wesbanco.com) is a diversified and balanced financial services company that delivers large bank capabilities with a community bank feel. Our distinct long-term growth strategies are built upon unique sustainable advantages permitting us to span six states with meaningful market share. Built upon our ‘Better Banking Pledge’, our customer-centric service culture is focused on growing long-term relationships by pledging to serve all personal and business customer needs efficiently and effectively. In addition to a full range of online and mobile banking options and a full-suite of commercial products and services, WesBanco provides trust, wealth management, securities brokerage, and private banking services through our century-old Trust and Investment Services department, with approximately $5.6 billion of assets under management (as of December 31, 2021). WesBanco's banking subsidiary, WesBanco Bank, Inc., operates 205 financial centers in the states of Indiana, Kentucky, Maryland, Ohio, Pennsylvania, and West Virginia. Additionally, WesBanco operates an insurance agency, WesBanco Insurance Services, Inc., and a full service broker/dealer, WesBanco Securities, Inc.

SOURCE: WesBanco, Inc.

WesBanco Company Contact:

John H. Iannone

Senior Vice President, Investor and Public Relations

304-905-7021

###

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares and per share amounts)

	For the Three Months Ended			For the Twelve Months Ended
STATEMENT OF INCOME	December 31,			December 31,
	2021	2020	% Change	2021	2020	% Change
Interest and dividend income
Loans, including fees	$97,432	$114,582	(15.0)	$415,965	$465,677	(10.7)
Interest and dividends on securities:
Taxable	12,934	10,892	18.7	50,401	53,594	(6.0)
Tax-exempt	4,236	4,059	4.4	16,161	16,999	(4.9)
Total interest and dividends on securities	17,170	14,951	14.8	66,562	70,593	(5.7)
Other interest income	605	945	(36.0)	2,440	5,007	(51.3)
Total interest and dividend income	115,207	130,478	(11.7)	484,967	541,277	(10.4)
Interest expense
Interest bearing demand deposits	810	1,099	(26.3)	3,669	7,069	(48.1)
Money market deposits	315	678	(53.5)	1,803	4,616	(60.9)
Savings deposits	261	280	(6.8)	1,031	1,802	(42.8)
Certificates of deposit	1,501	2,797	(46.3)	7,623	13,562	(43.8)
Total interest expense on deposits	2,887	4,854	(40.5)	14,126	27,049	(47.8)
Federal Home Loan Bank borrowings	780	3,719	(79.0)	6,167	24,701	(75.0)
Other short-term borrowings	35	275	(87.3)	227	1,729	(86.9)
Subordinated debt and junior subordinated debt	1,178	1,918	(38.6)	6,514	8,318	(21.7)
Total interest expense	4,880	10,766	(54.7)	27,034	61,797	(56.3)
Net interest income	110,327	119,712	(7.8)	457,933	479,480	(4.5)
Provision for credit losses	(13,559)	(209)	NM	(64,274)	107,741	(159.7)
Net interest income after provision for credit losses	123,886	119,921	3.3	522,207	371,739	40.5
Non-interest income
Trust fees	7,441	6,754	10.2	29,511	26,335	12.1
Service charges on deposits	6,592	5,671	16.2	22,412	21,943	2.1
Electronic banking fees	4,465	4,424	0.9	19,318	17,524	10.2
Net securities brokerage revenue	1,579	1,402	12.6	6,896	6,189	11.4
Bank-owned life insurance	2,864	1,750	63.7	8,936	7,359	21.4
Mortgage banking income	2,872	5,442	(47.2)	19,528	22,736	(14.1)
Net securities gains	372	691	(46.2)	1,113	4,268	(73.9)
Net (loss) gain on other real estate owned and other assets	(158)	18	(977.8)	4,816	103	NM
Other income	4,682	6,553	(28.6)	20,255	21,728	(6.8)
Total non-interest income	30,709	32,705	(6.1)	132,785	128,185	3.6
Non-interest expense
Salaries and wages	40,420	39,140	3.3	154,242	153,166	0.7
Employee benefits	10,842	10,608	2.2	41,033	41,723	(1.7)
Net occupancy	6,413	6,771	(5.3)	26,843	27,580	(2.7)
Equipment and software	8,352	6,810	22.6	30,006	24,801	21.0
Marketing	2,601	1,675	55.3	8,634	5,957	44.9
FDIC insurance	1,460	1,278	14.2	4,150	7,734	(46.3)
Amortization of intangible assets	2,834	3,327	(14.8)	11,457	13,411	(14.6)
Restructuring and merger-related expense	177	484	(63.4)	6,717	9,725	(30.9)
Other operating expenses	15,204	17,976	(15.4)	70,061	70,748	(1.0)
Total non-interest expense	88,303	88,069	0.3	353,143	354,845	(0.5)
Income before provision for income taxes	66,292	64,557	2.7	301,849	145,079	108.1
Provision for income taxes	12,144	11,703	3.8	59,589	23,035	158.7
Net Income	54,148	52,854	2.4	242,260	122,044	98.5
Preferred stock dividends	2,531	2,644	(4.3)	10,125	2,644	282.9
Net income available to common shareholders	$51,617	$50,210	2.8	$232,135	$119,400	94.4

Taxable equivalent net interest income	$111,453	$120,790	(7.7)	$462,229	$483,999	(4.5)

Per common share data
Net income per common share - basic
Net income per common share - diluted	0.82	0.75	9.3	3.54	1.78	98.9
Net income per common share - diluted, excluding certain items (1)(2)	0.82	0.75	9.3	3.53	1.77	99.4
Dividends declared	0.82	0.76	7.9	3.62	1.88	92.6
Book value (period end)	0.33	0.32	3.1	1.32	1.28	3.1
Tangible book value (period end) (1)	40.91	38.84	5.3	40.91	38.84	5.3
Average common shares outstanding - basic	22.61	21.75	4.0	22.61	21.75	4.0
Average common shares outstanding - diluted	63,045,061	67,238,005	(6.2)	65,520,527	67,260,796	(2.6)
Period end common shares outstanding	63,183,411	67,304,442	(6.1)	65,669,970	67,310,584	(2.4)
Period end preferred shares outstanding	62,307,245	67,254,706	(7.4)	62,307,245	67,254,706	(7.4)
	150,000	150,000	-	150,000	150,000	-
(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) Certain items excluded from the calculation consist of after-tax restructuring and merger-related expenses.
NM - Not Meaningful

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)

Selected ratios
	For the Twelve Months Ended
	December 31,
	2021	2020	% Change
Return on average assets	1.37%	0.73%	87.67%
Return on average assets, excluding after-tax restructuring and merger-related expenses (1)	1.40	0.77	81.82
Return on average equity	8.40	4.50	86.67
Return on average equity, excluding after-tax restructuring and merger-related expenses (1)	8.59	4.79	79.33
Return on average tangible equity (1)	14.89	8.61	72.94
Return on average tangible equity, excluding after-tax restructuring and merger-related expenses (1)	15.22	9.12	66.89
Return on average tangible common equity (1)	16.35	8.94	82.89
Return on average tangible common equity, excluding after-tax restructuring and merger-related expenses (1)	16.71	9.47	76.45
Yield on earning assets (2)	3.29	3.80	(13.42)
Cost of interest bearing liabilities	0.28	0.63	(55.56)
Net interest spread (2)	3.01	3.17	(5.05)
Net interest margin (2)	3.11	3.37	(7.72)
Efficiency (1) (2)	58.22	56.38	3.26
Average loans to average deposits	78.11	91.66	(14.78)
Annualized net loan charge-offs/average loans	0.02	0.06	(66.67)
Effective income tax rate	19.74	15.88	24.31

	For the Three Months Ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2021	2021	2021	2021	2020
Return on average assets	1.21%	0.97%	1.60%	1.72%	1.21%
Return on average assets, excluding after-tax restructuring and merger-related expenses (1)	1.21	1.06	1.62	1.74	1.22
Return on average equity	7.56	5.98	9.74	10.33	7.28
Return on average equity, excluding after-tax restructuring and merger-related expenses (1)	7.58	6.49	9.88	10.43	7.33
Return on average tangible equity (1)	13.62	10.72	17.04	18.22	13.18
Return on average tangible equity, excluding after-tax restructuring and merger-related expenses (1)	13.66	11.57	17.27	18.39	13.28
Return on average tangible common equity (1)	15.00	11.76	18.67	20.00	14.49
Return on average tangible common equity, excluding after-tax restructuring and merger-related expenses (1)	15.04	12.70	18.92	20.18	14.60
Yield on earning assets (2)	3.10	3.24	3.32	3.51	3.61
Cost of interest bearing liabilities	0.20	0.25	0.31	0.37	0.45
Net interest spread (2)	2.90	2.99	3.01	3.14	3.16
Net interest margin (2)	2.97	3.08	3.12	3.27	3.31
Efficiency (1) (2)	61.99	60.52	53.97	56.71	57.06
Average loans to average deposits	72.61	75.46	79.82	85.27	89.64
Annualized net loan charge-offs and recoveries /average loans	0.04	0.03	(0.03)	0.02	0.02
Effective income tax rate	18.32	19.34	20.85	19.93	18.13
Trust assets, market value at period end	$5,644,975	$5,464,159	$5,480,995	$5,244,370	$5,025,565

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

(2) The yield on earning assets, net interest margin, net interest spread and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis. The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and investments. WesBanco believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and non-taxable amounts.

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares)
					% Change
	December 31,			September 30,	September 30, 2021
Balance sheets	2021	2020	% Change	2021	to December 31, 2021
Assets
Cash and due from banks	$157,046	$184,361	(14.8)	$201,505	(22.1)
Due from banks - interest bearing	1,094,312	721,086	51.8	919,611	19.0
Securities:
Equity securities, at fair value	13,466	13,047	3.2	13,451	0.1
Available-for-sale debt securities, at fair value	3,013,462	1,978,136	52.3	2,986,803	0.9
Held-to-maturity debt securities (fair values of $1,028,452; $768,183 and $978,494, respectively)	1,004,823	731,212	37.4	953,920	5.3
Allowance for credit losses - held-to-maturity debt securities	(268)	(326)	17.8	(257)	(4.3)
Net held-to-maturity debt securities	1,004,555	730,886	37.4	953,663	5.3
Total securities	4,031,483	2,722,069	48.1	3,953,917	2.0
Loans held for sale	25,277	168,378	(85.0)	32,308	(21.8)
Portfolio loans:
Commercial real estate	5,538,968	5,705,392	(2.9)	5,657,886	(2.1)
Commercial and industrial	1,590,320	2,407,438	(33.9)	1,707,214	(6.8)
Residential real estate	1,721,378	1,720,961	0.0	1,655,229	4.0
Home equity	605,682	646,387	(6.3)	607,735	(0.3)
Consumer	277,130	309,055	(10.3)	285,101	(2.8)
Total portfolio loans, net of unearned income	9,733,478	10,789,233	(9.8)	9,913,165	(1.8)
Allowance for credit losses - loans	(121,622)	(185,827)	34.6	(136,605)	11.0
Net portfolio loans	9,611,856	10,603,406	(9.4)	9,776,560	(1.7)
Premises and equipment, net	229,016	249,421	(8.2)	232,134	(1.3)
Accrued interest receivable	60,844	66,790	(8.9)	61,895	(1.7)
Goodwill and other intangible assets, net	1,151,634	1,163,091	(1.0)	1,154,468	(0.2)
Bank-owned life insurance	350,359	306,038	14.5	349,735	0.2
Other assets	215,298	240,970	(10.7)	209,978	2.5
Total Assets	$16,927,125	$16,425,610	3.1	$16,892,111	0.2
Liabilities
Deposits:
Non-interest bearing demand	$4,590,895	$4,070,835	12.8	$4,531,958	1.3
Interest bearing demand	3,380,056	2,839,536	19.0	3,283,444	2.9
Money market	1,739,750	1,685,927	3.2	1,765,480	(1.5)
Savings deposits	2,562,510	2,214,565	15.7	2,488,180	3.0
Certificates of deposit	1,292,652	1,618,510	(20.1)	1,354,252	(4.5)
Total deposits	13,565,863	12,429,373	9.1	13,423,314	1.1
Federal Home Loan Bank borrowings	183,920	549,003	(66.5)	208,940	(12.0)
Other short-term borrowings	141,893	241,950	(41.4)	152,546	(7.0)
Subordinated debt and junior subordinated debt	132,860	192,291	(30.9)	167,711	(20.8)
Total borrowings	458,673	983,244	(53.4)	529,197	(13.3)
Accrued interest payable	1,901	4,314	(55.9)	2,495	(23.8)
Other liabilities	207,522	251,942	(17.6)	213,122	(2.6)
Total Liabilities	14,233,959	13,668,873	4.1	14,168,128	0.5
Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized in 2021 and 2020, respectively; 150,000 shares 6.75% non-cumulative perpetual preferred stock, Series A, liquidation preference $150.0 million, issued and outstanding in 2021 and 2020, respectively	144,484	144,484	-	144,484	-
Common stock, $2.0833 par value; 100,000,000 shares authorized in 2021 and 2020, respectively; 68,081,306, 68,081,306 and 68,081,306 shares issued, respectively; 62,307,245, 67,254,706 and 63,838,549 shares outstanding, respectively	141,834	141,834	-	141,834	-
Capital surplus	1,635,642	1,634,815	0.1	1,634,086	0.1
Retained earnings	977,765	831,688	17.6	946,746	3.3
Treasury stock (5,774,061, 826,600 and 4,242,757 shares - at cost, respectively)	(199,759)	(25,949)	(669.8)	(146,102)	(36.7)
Accumulated other comprehensive income (loss)	(5,120)	31,359	(116.3)	4,463	(214.7)
Deferred benefits for directors	(1,680)	(1,494)	(12.4)	(1,528)	(9.9)
Total Shareholders' Equity	2,693,166	2,756,737	(2.3)	2,723,983	(1.1)
Total Liabilities and Shareholders' Equity	$16,927,125	$16,425,610	3.1	$16,892,111	0.2

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)

	For the Three Months Ended December 31,				For the Twelve Months Ended December 31,
	2021		2020		2021		2020
Average balance sheet and net interest margin analysis	Average	Average	Average	Average	Average	Average	Average	Average
	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Assets
Due from banks - interest bearing	$1,028,014	0.16%	$661,696	0.12%	$860,249	0.13%	$548,078	0.21%
Loans, net of unearned income (1)	9,839,726	3.93	11,056,512	4.12	10,380,605	4.01	10,874,763	4.28
Securities: (2)
Taxable	3,295,240	1.56	2,144,038	2.02	2,966,745	1.70	2,281,905	2.35
Tax-exempt (3)	696,695	3.05	594,559	3.44	632,187	3.24	616,808	3.49
Total securities	3,991,935	1.82	2,738,597	2.33	3,598,932	1.97	2,898,713	2.59
Other earning assets	16,539	4.69	42,797	6.91	25,481	5.04	60,054	6.38
Total earning assets (3)	14,876,214	3.10%	14,499,602	3.61%	14,865,267	3.29%	14,381,608	3.80%
Other assets	2,071,448		2,047,159		2,063,110		2,061,096
Total Assets	$16,947,662		$16,546,761		$16,928,377		$16,442,704

Liabilities and Shareholders' Equity
Interest bearing demand deposits	$3,351,982	0.10%	$2,730,976	0.16%	$3,193,425	0.11%	$2,572,248	0.27%
Money market accounts	1,748,900	0.07	1,672,597	0.16	1,760,540	0.10	1,611,135	0.29
Savings deposits	2,521,850	0.04	2,181,804	0.05	2,425,527	0.04	2,084,576	0.09
Certificates of deposit	1,326,789	0.45	1,663,558	0.67	1,457,730	0.52	1,814,693	0.75
Total interest bearing deposits	8,949,521	0.13	8,248,935	0.23	8,837,222	0.16	8,082,652	0.33
Federal Home Loan Bank borrowings	208,663	1.48	691,183	2.14	343,185	1.80	1,135,934	2.17
Repurchase agreements	138,769	0.10	342,659	0.32	149,001	0.15	357,100	0.48
Subordinated debt and junior subordinated debt	149,879	3.12	192,200	3.97	180,649	3.61	193,693	4.29
Total interest bearing liabilities (4)	9,446,832	0.20%	9,474,977	0.45%	9,510,057	0.28%	9,769,379	0.63%
Non-interest bearing demand deposits	4,601,270		4,084,889		4,452,590		3,781,583
Other liabilities	189,778		241,959		201,393		240,340
Shareholders' equity	2,709,782		2,744,936		2,764,337		2,651,402
Total Liabilities and Shareholders' Equity	$16,947,662		$16,546,761		$16,928,377		$16,442,704
Taxable equivalent net interest spread		2.90%		3.16%		3.01%		3.17%
Taxable equivalent net interest margin		2.97%		3.31%		3.11%		3.37%

(1) Gross of allowance for credit losses and net of unearned income. Includes non-accrual and loans held for sale. Loan fees included in interest income on loans were $4.7 million and $6.7 million for the three months ended December 31, 2021 and 2020, respectively and were $26.3 million and $16.2 million for the twelve months ended December 31, 2021 and 2020, respectively. As part of loan fees, PPP loan fees were $4.3 million and $5.7 million for the three months ended December 31, 2021 and 2020, respectively, and were $25.3 million and $13.4 million for the twelve months ended December 31, 2021 and 2020, respectively. Additionally, loan accretion included in interest income on loans acquired from prior acquisitions was $3.0 million and $4.6 million for the three months ended December 31, 2021 and 2020, respectively, and was $13.3 million and $17.0 million for the twelve months ended December 31, 2021 and 2020, respectively.

(2) Average yields on available-for-sale securities are calculated based on amortized cost.
(3) Taxable equivalent basis is calculated on tax-exempt securities using a rate of 21% for each period presented.

(4) Accretion on interest bearing liabilities acquired from prior acquisitions was $0.6 million and $1.5 million for the three months ended December 31, 2021 and 2020, respectively, and was $3.1 million and $9.5 million for the twelve months ended December 31, 2021 and 2020, respectively.

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares and per share amounts)

	Quarter Ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
Statement of Income	2021	2021	2021	2021	2020
Interest and dividend income
Loans, including fees	$97,432	$103,206	$105,968	$109,358	$114,582
Interest and dividends on securities:
Taxable	12,934	13,481	12,900	11,127	10,892
Tax-exempt	4,236	4,063	3,952	3,910	4,059
Total interest and dividends on securities	17,170	17,544	16,852	15,037	14,951
Other interest income	605	628	507	659	945
Total interest and dividend income	115,207	121,378	123,327	125,054	130,478
Interest expense
Interest bearing demand deposits	810	815	1,009	1,043	1,099
Money market deposits	315	350	551	578	678
Savings deposits	261	244	261	264	280
Certificates of deposit	1,501	1,726	2,026	2,370	2,797
Total interest expense on deposits	2,887	3,135	3,847	4,255	4,854
Federal Home Loan Bank borrowings	780	1,192	1,781	2,414	3,719
Other short-term borrowings	35	33	40	118	275
Subordinated debt and junior subordinated debt	1,178	1,743	1,804	1,789	1,918
Total interest expense	4,880	6,103	7,472	8,576	10,766
Net interest income	110,327	115,275	115,855	116,478	119,712
Provision for credit losses	(13,559)	(1,730)	(21,025)	(27,958)	(209)
Net interest income after provision for credit losses	123,886	117,005	136,880	144,436	119,921
Non-interest income
Trust fees	7,441	7,289	7,148	7,631	6,754
Service charges on deposits	6,592	6,050	4,876	4,894	5,671
Electronic banking fees	4,465	5,427	5,060	4,365	4,424
Net securities brokerage revenue	1,579	1,965	1,829	1,524	1,402
Bank-owned life insurance	2,864	2,656	1,707	1,709	1,750
Mortgage banking income	2,872	4,563	7,830	4,264	5,442
Net securities gains (losses)	372	(15)	477	279	691
Net (loss) / gain on other real estate owned and other assets	(158)	785	4,014	175	18
Other income	4,682	4,035	3,171	8,367	6,553
Total non-interest income	30,709	32,755	36,112	33,208	32,705
Non-interest expense
Salaries and wages	40,420	39,497	37,435	36,890	39,140
Employee benefits	10,842	10,658	9,268	10,266	10,608
Net occupancy	6,413	6,825	6,427	7,177	6,771
Equipment and software	8,352	7,609	7,281	6,765	6,810
Marketing	2,601	1,848	1,802	2,384	1,675
FDIC insurance	1,460	1,227	181	1,282	1,278
Amortization of intangible assets	2,834	2,854	2,873	2,896	3,327
Restructuring and merger-related expense	177	4,467	1,222	851	484
Other operating expenses	15,204	19,716	17,323	17,816	17,976
Total non-interest expense	88,303	94,701	83,812	86,327	88,069
Income before provision for income taxes	66,292	55,059	89,180	91,317	64,557
Provision for income taxes	12,144	10,651	18,592	18,202	11,703
Net Income	54,148	44,408	70,588	73,115	52,854
Preferred stock dividends	2,531	2,531	2,531	2,531	2,644
Net income available to common shareholders	$51,617	$41,877	$68,057	$70,584	$50,210

Taxable equivalent net interest income	$111,453	$116,355	$116,906	$117,517	$120,790

Per common share data
Net income per common share - basic	$0.82	$0.64	$1.02	$1.05	$0.75
Net income per common share - diluted	0.82	0.64	1.01	1.05	0.75
Net income per common share - diluted, excluding certain items (1)(2)	0.82	0.70	1.03	1.06	0.76
Dividends declared	0.33	0.33	0.33	0.33	0.32
Book value (period end)	40.91	40.41	39.96	39.25	38.84
Tangible book value (period end) (1)	22.61	22.51	22.61	22.21	21.75
Average common shares outstanding - basic	63,045,061	64,931,764	66,894,398	67,263,714	67,238,005
Average common shares outstanding - diluted	63,183,411	65,065,848	67,066,592	67,335,418	67,304,442
Period end common shares outstanding	62,307,245	63,838,549	65,970,149	67,282,134	67,254,706
Period end preferred shares outstanding	150,000	150,000	150,000	150,000	150,000
Full time equivalent employees	2,462	2,425	2,459	2,490	2,612

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) Certain items excluded from the calculation consist of after-tax restructuring and merger-related expenses.

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)
	Quarter Ended
	Dec. 31,		Sept. 30,		June 30,		Mar. 31,		Dec. 31,
Asset quality data	2021		2021		2021		2021		2020
Non-performing assets:
Troubled debt restructurings - accruing	$3,746		$3,707		$5,799		$3,563		$3,927
Non-accrual loans:
Troubled debt restructurings	1,547		1,615		1,664		1,768		1,828
Other non-accrual loans	34,195		34,644		34,548		32,807		35,052
Total non-accrual loans	35,742		36,259		36,212		34,575		36,880
Total non-performing loans	39,488		39,966		42,011		38,138		40,807
Other real estate and repossessed assets	-		293		773		393		549
Total non-performing assets	$39,488		$40,259		$42,784		$38,531		$41,356

Past due loans (1):
Loans past due 30-89 days	$27,152		$32,682		$21,233		$20,602		$31,596
Loans past due 90 days or more	7,804		11,252		8,318		12,824		8,846
Total past due loans	$34,956		$43,934		$29,551		$33,426		$40,442

Criticized and classified loans (2):
Criticized loans	$248,518		$290,281		$319,448		$340,943		$362,295
Classified loans	116,013		127,022		136,927		114,884		132,650
Total criticized and classified loans	$364,531		$417,303		$456,375		$455,827		$494,945

Loans past due 30-89 days / total portfolio loans (3)	0.28%		0.33%		0.21%		0.19%		0.29%
Loans past due 90 days or more / total portfolio loans	0.08		0.11		0.08		0.12		0.08
Non-performing loans / total portfolio loans	0.41		0.40		0.41		0.36		0.38
Non-performing assets/total portfolio loans, other real estate and repossessed assets	0.41		0.41		0.41		0.36		0.38
Non-performing assets / total assets	0.23		0.24		0.25		0.23		0.25
Criticized and classified loans / total portfolio loans	3.75		4.21		4.41		4.26		4.59

Allowance for credit losses
Allowance for credit losses - loans	$121,622		$136,605		$140,730		$160,040		$185,827
Allowance for credit losses - loan commitments	7,775		7,290		5,766		6,731		9,514
Provision for credit losses	(13,559)		(1,730)		(21,025)		(27,958)		(209)
Net loan and deposit account overdraft charge-offs and recoveries	929		842		(689)		648		524
Annualized net loan charge-offs and recoveries / average loans	0.04%		0.03%		(0.03)%		0.02%		0.02%
Allowance for credit losses - loans / total portfolio loans	1.25%		1.38%		1.36%		1.50%		1.72%
Allowance for credit losses - loans / total portfolio loans excluding PPP loans	1.27%		1.42%		1.43%		1.62%		1.85%
Allowance for credit losses - loans / non-performing loans	3.08	x	3.42	x	3.35	x	4.20	x	4.55	x
Allowance for credit losses - loans / non-performing loans and loans past due	1.63	x	1.63	x	1.97	x	2.24	x	2.29	x

	Quarter Ended
	Dec. 31,		Sept. 30,		June 30,		Mar. 31,		Dec. 31,
	2021		2021		2021		2021		2020
Capital ratios
Tier I leverage capital	10.02%		10.10%		10.42%		10.74%		10.51%
Tier I risk-based capital	14.05		14.18		15.15		14.95		14.72
Total risk-based capital	15.91		16.38		17.68		17.58		17.58
Common equity tier 1 capital ratio (CET 1)	12.77		12.91		13.83		13.65		13.40
Average shareholders' equity to average assets	15.99		16.28		16.44		16.65		16.59
Tangible equity to tangible assets (4)	9.84		10.04		10.34		10.30		10.52
Tangible common equity to tangible assets (4)	8.92		9.12		9.43		9.39		9.58

(1) Excludes non-performing loans.
(2) Criticized and classified commercial loans may include loans that are also reported as non-performing or past due.
(3) Total portfolio loans includes $162.7 million of PPP loans as of December 31, 2021.
(4) See non-GAAP financial measures for additional information relating to the calculation of this ratio.

NON-GAAP FINANCIAL MEASURES

The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco’s operating performance and trends, and facilitate comparisons with the performance of WesBanco’s peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco’s financial statements.

	Three Months Ended					Year to Date
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Dec. 31,
(unaudited, dollars in thousands, except shares and per share amounts)	2021	2021	2021	2021	2020	2021	2020
Return on average assets, excluding after-tax restructuring and merger-related expenses:
Net income available to common shareholders	$51,617	$41,877	$68,057	$70,584	$50,210	$232,135	$119,400
Plus: after-tax restructuring and merger-related expenses (1)	140	3,529	965	672	383	5,306	7,683
Net income available to common shareholders excluding after-tax restructuring and merger-related expenses	51,757	45,406	69,022	71,256	50,593	237,441	127,083

Average total assets	$16,947,662	$17,057,793	$17,042,147	$16,636,258	$16,546,761	$16,928,377	$16,442,704

Return on average assets, excluding after-tax restructuring and merger-related expenses (annualized) (2)	1.21%	1.06%	1.62%	1.74%	1.22%	1.40%	0.77%

Return on average equity, excluding after-tax restructuring and merger-related expenses:
Net income available to common shareholders	$51,617	$41,877	$68,057	$70,584	$50,210	$232,135	$119,400
Plus: after-tax restructuring and merger-related expenses (1)	140	3,529	965	672	383	5,306	7,683
Net income available to common shareholders excluding after-tax restructuring and merger-related expenses	51,757	45,406	69,022	71,256	50,593	237,441	127,083

Average total shareholders' equity	2,709,782	2,777,306	2,801,455	2,770,416	2,744,936	2,764,337	2,651,402

Return on average equity, excluding after-tax restructuring and merger-related expenses (annualized) (2)	7.58%	6.49%	9.88%	10.43%	7.33%	8.59%	4.79%

Return on average tangible equity:
Net income available to common shareholders	$51,617	$41,877	$68,057	$70,584	$50,210	$232,135	$119,400
Plus: amortization of intangibles (1)	2,239	2,255	2,270	2,288	2,628	9,051	10,595
Net income available to common shareholders before amortization of intangibles	53,856	44,132	70,327	72,872	52,838	241,186	129,995

Average total shareholders' equity	2,709,782	2,777,306	2,801,455	2,770,416	2,744,936	2,764,337	2,651,402
Less: average goodwill and other intangibles, net of def. tax liability	(1,141,307)	(1,143,522)	(1,145,882)	(1,148,171)	(1,150,184)	(1,144,698)	(1,141,528)
Average tangible equity	$1,568,475	$1,633,784	$1,655,573	$1,622,245	$1,594,752	$1,619,639	$1,509,874

Return on average tangible equity (annualized) (2)	13.62%	10.72%	17.04%	18.22%	13.18%	14.89%	8.61%

Average tangible common equity	$1,423,991	$1,489,300	$1,511,089	$1,477,736	$1,450,243	$1,475,155	$1,453,363
Return on average tangible common equity (annualized) (2)	15.00%	11.76%	18.67%	20.00%	14.49%	16.35%	8.94%

Return on average tangible equity, excluding after-tax restructuring and merger-related expenses:
Net income available to common shareholders	$51,617	$41,877	$68,057	$70,584	$50,210	$232,135	$119,400
Plus: after-tax restructuring and merger-related expenses (1)	140	3,529	965	672	383	5,306	7,683
Plus: amortization of intangibles (1)	2,239	2,255	2,270	2,288	2,628	9,051	10,595
Net income available to common shareholders before amortization of intangibles and excluding after-tax restructuring and merger-related expenses	53,996	47,661	71,292	73,544	53,221	246,492	137,678

Average total shareholders' equity	2,709,782	2,777,306	2,801,455	2,770,416	2,744,936	2,764,337	2,651,402
Less: average goodwill and other intangibles, net of def. tax liability	(1,141,307)	(1,143,522)	(1,145,882)	(1,148,171)	(1,150,184)	(1,144,698)	(1,141,528)
Average tangible equity	$1,568,475	$1,633,784	$1,655,573	$1,622,245	$1,594,752	$1,619,639	$1,509,874

Return on average tangible equity, excluding after-tax restructuring and merger-related expenses (annualized) (2)	13.66%	11.57%	17.27%	18.39%	13.28%	15.22%	9.12%

Average tangible common equity	$1,423,991	$1,489,300	$1,511,089	$1,477,736	$1,450,243	$1,475,155	$1,453,363
Return on average tangible common equity, excluding after-tax restructuring and merger-related expenses (annualized) (2)	15.04%	12.70%	18.92%	20.18%	14.60%	16.71%	9.47%

	Three Months Ended					Year to Date
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Dec, 31,
(unaudited, dollars in thousands, except shares and per share amounts)	2021	2021	2021	2021	2020	2021	2020

Efficiency ratio:
Non-interest expense	$88,303	$94,701	$83,812	$86,327	$88,069	$353,143	$354,845
Less: restructuring and merger-related expense	(177)	(4,467)	(1,222)	(851)	(484)	(6,717)	(9,725)
Non-interest expense excluding restructuring and merger-related expense	88,126	90,234	82,590	85,476	87,585	346,426	345,120

Net interest income on a fully taxable equivalent basis	111,453	116,355	116,906	117,517	120,790	462,229	483,999
Non-interest income	30,709	32,755	36,112	33,208	32,705	132,785	128,185
Net interest income on a fully taxable equivalent basis plus non-interest income	$142,162	$149,110	$153,018	$150,725	$153,495	$595,014	$612,184
Efficiency Ratio	61.99%	60.52%	53.97%	56.71%	57.06%	58.22%	56.38%

Net income available to common shareholders, excluding after-tax restructuring and merger-related expenses:
Net income available to common shareholders	$51,617	$41,877	$68,057	$70,584	$50,210	$232,135	$119,400
Add: After-tax restructuring and merger-related expenses (1)	140	3,529	965	672	383	5,306	7,683
Net income available to common shareholders, excluding after-tax restructuring and merger-related expenses	$51,757	$45,406	$69,022	$71,256	$50,593	$237,441	$127,083

Net income per common share - diluted, excluding after-tax restructuring and merger-related expenses:
Net income per common share - diluted	$0.82	$0.64	$1.01	$1.05	$0.75	$3.53	$1.77
Add: After-tax restructuring and merger-related expenses per common share - diluted (1)	-	0.06	0.02	0.01	0.01	0.09	0.11
Net income per common share - diluted, excluding after-tax restructuring and merger-related expenses	$0.82	$0.70	$1.03	$1.06	$0.76	$3.62	$1.88

	Period End
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2021	2021	2021	2021	2020
Tangible book value per share:
Total shareholders' equity	$2,693,166	$2,723,983	$2,780,836	$2,785,522	$2,756,737
Less: goodwill and other intangible assets, net of def. tax liability	(1,140,111)	(1,142,350)	(1,144,604)	(1,146,874)	(1,149,161)
Less: preferred shareholders' equity	(144,484)	(144,484)	(144,484)	(144,484)	(144,484)
Tangible common equity	1,408,571	1,437,149	1,491,748	1,494,164	1,463,092

Common shares outstanding	62,307,245	63,838,549	65,970,149	67,282,134	67,254,706

Tangible book value per share	$22.61	$22.51	$22.61	$22.21	$21.75

Tangible common equity to tangible assets:
Total shareholders' equity	$2,693,166	$2,723,983	$2,780,836	$2,785,522	$2,756,737
Less: goodwill and other intangible assets, net of def. tax liability	(1,140,111)	(1,142,350)	(1,144,604)	(1,146,874)	(1,149,161)
Tangible equity	1,553,055	1,581,633	1,636,232	1,638,648	1,607,576
Less: preferred shareholders' equity	(144,484)	(144,484)	(144,484)	(144,484)	(144,484)
Tangible common equity	1,408,571	1,437,149	1,491,748	1,494,164	1,463,092

Total assets	16,927,125	16,892,111	16,966,867	17,057,788	16,425,610
Less: goodwill and other intangible assets, net of def. tax liability	(1,140,111)	(1,142,350)	(1,144,604)	(1,146,874)	(1,149,161)
Tangible assets	$15,787,014	$15,749,761	$15,822,263	$15,910,914	$15,276,449

Tangible equity to tangible assets	9.84%	10.04%	10.34%	10.30%	10.52%

Tangible common equity to tangible assets	8.92%	9.12%	9.43%	9.39%	9.58%

(1) Tax effected at 21% for all periods presented.
(2) The ratios are annualized by utilizing actual number of days in the quarter versus the year.

NON-GAAP FINANCIAL MEASURES

The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco’s operating performance and trends, and facilitate comparisons with the performance of WesBanco’s peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco’s financial statements.

	Three Months Ended					Year to Date
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Dec. 31,
(unaudited, dollars in thousands, except shares and per share amounts)	2021	2021	2021	2021	2020	2021	2020
Pre-tax, pre-provision income:
Income before provision for income taxes	$66,292	$55,059	$89,180	$91,317	$64,557	$301,849	$145,079
Add: provision for credit losses	(13,559)	(1,730)	(21,025)	(27,958)	(209)	(64,274)	107,741
Pre-tax, pre-provision income	$52,733	$53,329	$68,155	$63,359	$64,348	$237,575	$252,820

Pre-tax, pre-provision income, excluding restructuring and merger-related expenses:
Income before provision for income taxes	$66,292	$55,059	$89,180	$91,317	$64,557	$301,849	$145,079
Add: provision for credit losses	(13,559)	(1,730)	(21,025)	(27,958)	(209)	(64,274)	107,741
Add: restructuring and merger-related expenses	177	4,467	1,222	851	484	6,717	9,725
Pre-tax, pre-provision income, excluding restructuring and merger-related expenses	$52,910	$57,796	$69,377	$64,210	$64,832	$244,292	$262,545

'Return on average assets, excluding certain items (1):
Income before provision for income taxes	$66,292	$55,059	$89,180	$91,317	$64,557	$301,849	$145,079
Add: provision for credit losses	(13,559)	(1,730)	(21,025)	(27,958)	(209)	(64,274)	107,741
Add: restructuring and merger-related expenses	177	4,467	1,222	851	484	6,717	9,725
Pre-tax, pre-provision income, excluding restructuring and merger-related expenses	52,910	57,796	69,377	64,210	64,832	244,292	262,545

Average total assets	$16,947,662	$17,057,793	$17,042,147	$16,636,258	$16,546,761	$16,928,377	$16,442,704

Return on average assets, excluding certain items (annualized) (1) (2)	1.24%	1.34%	1.63%	1.57%	1.56%	1.44%	1.60%

Return on average equity, excluding certain items (1):
Income before provision for income taxes	$66,292	$55,059	$89,180	$91,317	$64,557	$301,849	$145,079
Add: provision for credit losses	(13,559)	(1,730)	(21,025)	(27,958)	(209)	(64,274)	107,741
Add: restructuring and merger-related expenses	177	4,467	1,222	851	484	6,717	9,725
Pre-tax, pre-provision income, excluding restructuring and merger-related expenses	52,910	57,796	69,377	64,210	64,832	244,292	262,545

Average total shareholders' equity	$2,709,782	$2,777,306	$2,801,455	$2,770,416	$2,744,936	$2,764,337	$2,651,402

Return on average equity, excluding certain items (annualized) (1) (2)	7.75%	8.26%	9.93%	9.40%	9.40%	8.84%	9.90%

Return on average tangible equity, excluding certain items (1):
Income before provision for income taxes	$66,292	$55,059	$89,180	$91,317	$64,557	$301,849	$145,079
Add: provision for credit losses	(13,559)	(1,730)	(21,025)	(27,958)	(209)	(64,274)	107,741
Add: amortization of intangibles	2,834	2,854	2,873	2,896	3,327	11,457	13,411
Add: restructuring and merger-related expenses	177	4,467	1,222	851	484	6,717	9,725
Income before provision, restructuring and merger-related expenses and amortization of intangibles	55,744	60,650	72,250	67,106	68,159	255,749	275,956

Average total shareholders' equity	2,709,782	2,777,306	2,801,455	2,770,416	2,744,936	2,764,337	2,651,402
Less: average goodwill and other intangibles, net of def. tax liability	(1,141,307)	(1,143,522)	(1,145,882)	(1,148,171)	(1,150,184)	(1,144,698)	(1,141,528)
Average tangible equity	$1,568,475	$1,633,784	$1,655,573	$1,622,245	$1,594,752	$1,619,639	$1,509,874

Return on average tangible equity, excluding certain items (annualized) (1) (2)	14.10%	14.73%	17.50%	16.78%	17.00%	15.79%	18.28%

Average tangible common equity	$1,423,991	$1,489,300	$1,511,089	$1,477,736	$1,450,243	$1,475,155	$1,453,363
Return on average tangible common equity, excluding provision items (annualized) (1) (2)	15.53%	16.16%	19.18%	18.42%	18.70%	17.34%	18.99%

(1) Certain items excluded from the calculations consist of credit provisions, tax provisions and restructuring and merger-related expenses.
(2) The ratios are annualized by utilizing actual numbers of days in the quarter versus the year.